Where Food Comes From, Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE NEWS

 August 4, 2014 OTCQB: WFCF

Where Food Comes From®, Inc. Reports Second Quarter Results
Second quarter revenue up 53% to record $1.9 million from $1.2 million last year
Six-month revenue up 43% to record $3.2 million from $2.3 million last year

 CASTLE ROCK, Colo. – Where Food Comes From, Inc. (d.b.a. IMI Global, Inc.) (OTCQB: WFCF), the most trusted resource for third-party verification of food production practices, today announced results for its second quarter and six-month period ended June 30, 2014.

“We are pleased to report record revenue and a return to profitability in the second quarter,” said John Saunders, chairman and CEO.  “Over the past three quarters we have achieved year over year revenue growth of 39%, 34% and 53%, respectively. This reflects a combination of organic growth and the continued execution of our M&A strategy, which has dramatically increased the number of food producers we serve. Based on growing consumer demand for transparency in food production practices as well as increased regulatory requirements placed on food producers, we anticipate demand for our expanding portfolio of verification solutions to grow as well, and we look forward to a strong finish to 2014.”

Second Quarter Results
Total second quarter revenue increased 53% to $1,901,600 from revenue of $1,240,800 in the same quarter last year. Verification services revenue was up 52% to $1,619,500 from $1,063,600. Hardware revenue, consisting primarily of cattle identification tags, increased 56% to $236,100 from $151,900. Other revenue, primarily associated with the Company’s Where Food Comes From labeling program, increased 45% to $46,100 from $25,300 year over year. The increased verification and hardware revenue resulted from significant year-over-year growth in the number producer customers served by the Company. Growth in Where Food Comes From labeling revenue resulted primarily from expansion of the program within the Company’s large grocery customer, Heinen’s Fine Foods.

Gross profit in the second quarter increased 34% to $884,600 from $659,500 year over year. Selling, general and administrative expenses in the second quarter totaled $798,600 and was reduced to 42% of revenue compared with SG&A of $564,800, or 46% of revenue, in the second quarter a year ago.

The Company returned to profitability in the second quarter with net income attributable to Where Food Comes From, Inc. of $53,400, or less than one cent per share, compared with net income of $54,900, or less than cent per share, in the same quarter a year ago.

Six-Month Results
Revenue for the first half of 2014 increased 43% to $3,247,600 from $2,266,300 in the same period last year. Verification revenue increased 46% to $2,794,200 from $1,917,200 year over year. Hardware revenue increased 32% to $371,500 from $280,900 a year ago. Revenue from Where Food Comes From labeling increased 20% to $81,900 from $68,200.

Gross profit in the first six months increased 21% to $1,442,200 from $1,193,300 year over year. Selling, general and administrative expense totaled $1,629,800 versus $1,190,300 last year and improved to 50% of revenue versus 53% a year ago.

Net loss attributable to Where Food Comes From, Inc. through six months was $80,200, or less than one cent per share, versus a net loss of $3,500, or less than one cent per share, in the prior year.

The Company generated $182,600 in net cash from operations through the first six months of 2014, up from $84,900 in the same period last year.

Conference Call and Webcast

The Company will conduct a conference call today at 10:00 a.m. Mountain Time.

The call-in numbers for the conference call:
Domestic Toll Free: 1-888-466-4462
International: 1-719-785-1753
Conference ID: 3395016

Phone replay:
A telephone replay of the conference call will be available through September 3, 2014, as follows:
Domestic Toll Free: 1-888-203-1112
International: 1-719-457-0820
Conference Code: 3395016

About Where Food Comes From, Inc.
Where Food Comes From, Inc. (d.b.a. IMI Global) is America’s trusted resource for third party verification of food production practices. The Company supports more than 10,000 farmers, ranchers, processors, retailers and restaurants with a wide variety of value-added services through its IMI Global, International Certification Services, and Validus Verification Services units. In addition, the Company’s Where Food Comes From® retail and restaurant labeling program utilizes the verification of product attributes to connect consumers to the sources of the food they purchase through product labeling and web-based information sharing and education. Go to
www.wherefoodcomesfrom.com for additional information.

CAUTIONARY STATEMENT
This news release contains “ forward-looking statements”  within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions. Important factors that could cause ;actual events to vary from predictions include those discussed in our SEC filings. ;Specifically, statements in this news release about industry leadership; expectations for continued growth and a strong finish to 2014; and the demand for, and impact and efficacy of, the Company’s and its subsidiaries’ products and services on the marketplace are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors. Financial results for the fourth quarter and twelve-month period are not necessarily indicative of future results. Readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements to reflect new information or developments. For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at  www.sec.gov.

Company Contacts:

John Saunders
Chief Executive Officer
303-895-3002

Jay Pfeiffer
Pfeiffer High Investor Relations, Inc.
303-393-7044

Where Food Comes From, Inc.

Statements of Income (Loss)

(Unaudited)

		Three Months Ended				Six Months Ended
		June 30,				June 30,
		2014		2013		2014		2013
Revenues
Service revenue		$1,619,467		$1,063,593		$2,794,152		$1,917,200
Product sales		236,074		151,859		371,494		280,868
Other revenue		46,074		25,306		81,907		68,193
Total revenue		1,901,615		1,240,758		3,247,553		2,266,261
Costs of revenue
Labor and other costs of services		856,743		463,092		1,543,428		868,885
Costs of products		160,253		118,189		261,962		204,078
Total costs of revenue		1,016,996		581,281		1,805,390		1,072,963
Gross profit		884,619		659,477		1,442,163		1,193,298
Selling, general and administrative expenses		798,607		564,768		1,629,756		1,190,286
Income (loss) from operations		86,012		94,709		(187,593)		3,012
Other expense (income):
Interest expense		2,795		5,307		5,618		12,082
Other income, net		(275)		(397)		(1,051)		(846)
Income (loss) before income taxes		83,492		89,799		(192,160)		(8,224)
Income tax expense (benefit)		31,559		33,174		(46,809)		(1,114)
Net income (loss)		51,933		56,625		(145,351)		(7,110)
Net income (loss) attributable to non-controlling interest		1,510		(1,708)		65,164		3,645
Net income (loss) attributable to Where Food Comes From, Inc.		$53,443		$54,917		$(80,187)		$(3,465)
Net income (loss) per share:
Basic	$	*	$	*	$	*	$	*
Diluted	$	*	$	*	$	*	$	*
Weighted average number of common shares outstanding:

Basic		22,695,810		21,555,835		22,694,343		21,497,916
Diluted		22,907,849		21,867,453		22,694,343		21,497,916

* Less than a penny ($0.01) per share

Where Food Comes From, Inc.

Balance Sheets

	(Unaudited)
	June 30,	December 31,
	2014	2014
ASSETS:
Current Assets:
Cash and cash equivalents	$1,029,268	$1,067,537
Accounts receivable, net	743,512	683,800
Prepaid expenses and other current assets	118,073	143,576
Deferred tax assets	83,625	190,184
Total current assets	1,974,478	2,085,097
Property and equipment, net	254,773	253,206
Intangible assets, net	1,719,675	1,716,115
Other long-term assets, net	16,000	—
Goodwill	1,279,762	1,279,762
Long-term deferred tax assets	633,662	480,294
Total assets	$5,878,350	$5,814,474

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$391,825	$277,633
Accrued expenses and other current liabilities	53,534	56,091
Customer deposits	58,963	39,134
Deferred revenue	290,441	149,660
Short-term debt and current portion of notes payable	25,491	24,782
Current portion of capital lease obligations	4,284	4,173
Total current liabilities	824,538	551,473
Capital lease obligations, net of current portion	8,638	10,808
Notes payable and other long-term debt, net	150,583	165,755
Total liabilities	983,759	728,036
Contingently redeemable non-controlling interest	940,712	1,018,396
Stockholders’ equity:
Common stock	23,250	23,233
Additional paid-in capital	5,382,765	5,216,327
Treasury stock	(150,849)	(150,849)
Deposit on stock subscription	100,000	—
Accumulated deficit	(1,401,287)	(1,321,100)
Total Where Food Comes From, Inc. equity	3,953,879	3,767,611
Non-controlling interest	—	300,431
Total Equity	3,953,879	4,068,042
Total liabilities and stockholders’ equity	$5,878,350	$5,814,474